EXHIBIT 10.3
SEPARATION AGREEMENT AND GENERAL RELEASE

I, Stacy Bowman, am signing this Separation Agreement and General Release (hereinafter this “Agreement”) in consideration for a severance benefit that I will receive from Chewy, Inc. (together with its subsidiaries, affiliates, and related entities, the “Company”) in the gross amount of Two Hundred Forty-Nine Thousand Dollars and No Cents ($249,000.00) (the “Severance Amount”), for which tax and other applicable withholdings will be deducted and which will be payable as a lump sum. The Severance Amount is consideration for this Agreement and will be treated as taxable compensation, but it is not intended by either party to be treated, and will not be treated, as compensation for purposes of eligibility or benefits under any benefit plan of the Company. As of the date of my signature on this Agreement, I and any person acting by, through, under or on behalf of me, release, waive, and forever discharge the Company, and all of its respective agents, employees, officers, directors, shareholders, members, managers, employee benefit plans and fiduciaries, insurers, successors, and assigns from any and all claims, liabilities, actions, demands, obligations, agreements, or proceedings of any kind, individually or as part of a group action, whether known or unknown. Specifically included in this waiver and release are, among other things, claims: of unlawful discrimination, harassment, retaliation, or failure to accommodate; related to terms and conditions of employment; for denial of substantive rights, for compensation or benefits; and/or for wrongful termination of employment, under Title VII of the Civil Rights Act of 1964, the Pregnant Worker Fairness Act, the Americans with Disabilities Act, the Civil Rights Act of 1866, the Employee Retirement Income Security Act (ERISA), the Age Discrimination in Employment Act (ADEA), the Family and Medical Leave Act (FMLA), the National Labor Relations Act (NLRA), the Uniformed Services Employment and Reemployment Rights Act, the Worker Adjustment and Retraining Notification Act, the Florida Civil Rights Act, Fla. Statutes Chapter 448, and any amendments to the foregoing, or any other federal, state or local statute, rule, ordinance, or regulation, as well as claims in equity or under the common law for tort, breach of contract, wrongful discharge, defamation, emotional distress, and negligence or other unlawful behavior.
Acknowledgement of Voluntary Agreement; Advice of Counsel; Consideration and Revocation Periods
I acknowledge that:
(a)The consideration for this Agreement constitutes fair, sufficient and valuable consideration, which is in addition to anything of value to which I already am entitled, and is not wages, a wage increase, a bonus, or any other form of compensation, for services performed.

(b)I have had the opportunity to seek, and I am advised in writing to seek, legal counsel prior to signing this Agreement.

(c)I have been given at least twenty-one (21) days from the date I received this Agreement and any attached information to consider the terms of this Agreement before signing it (the “Consideration Period”). I will sign and return this Agreement and any written revocation to Debbie Guzman of the Company’s Human Resources Department, 7700 West Sunrise Boulevard, Plantation, Florida 33322, email: dguzman2@chewy.com. In the event I choose to sign this Agreement prior to the expiration of the Consideration Period, I represent that I am knowingly and voluntarily waiving the remainder of the Consideration Period. I understand that having waived some portion of the Consideration Period, the Company may expedite the processing of benefits provided to me in exchange for signing this Agreement.

(d)Changes to this Agreement, whether material or immaterial, do not restart the running of the Consideration Period.

EXHIBIT 10.3
(e)If I sign this Agreement, I can change my mind and revoke it within seven (7) days after signing (the “Revocation Period”). I understand that this Agreement will not be effective until after the Revocation Period has expired, and I will not be entitled to receive any benefits until after this Agreement becomes effective. If the Revocation Period expires on a weekend or holiday, I understand I have until the end of the next business day to revoke. I agree to return any revocation in writing to the same person identified in section (c) above for return of this signed Agreement.

(f)I acknowledge that my employment with the Company terminated on August 9, 2024 (i.e. my termination of service). I further acknowledge and agree that, except for the severance benefit set forth in this Agreement, I have (i) upon receipt of my final paycheck, received all compensation due to me as a result of services performed for the Company up and through my termination of service; (ii) reported to the Company any and all work-related injuries or occupational diseases incurred by me during my employment by the Company; (iii) been properly provided any leave of absence because of my, or a family member’s, health condition or military service and I have not been subjected to any improper treatment, conduct or actions due to a request for or taking such leave; (iv) had the opportunity to provide the Company with written notice of any and all concerns regarding suspected ethical and compliance issues or violations on the part of the Company or any other released person or entity; and (v) not raised a claim, including but not limited to, unlawful discrimination; harassment, including but not limited to sexual harassment; abuse, assault, or any other criminal conduct; or retaliation in a court or government agency proceeding, in an alternative dispute resolution forum, or through the Company’s internal complaint process, involving the Company or any other released person or entity.

Final and Binding Agreement

I understand that, following the Revocation Period, this Agreement is final and binding. I promise that I will not pursue any claim that I have settled by this Agreement. If I break this promise, I agree to pay all of the Company’s costs and expenses (including reasonable attorneys’ fees) related to the defense of any such claims, except this promise not to sue does not apply to claims challenging the knowing and voluntary nature of this Agreement that I may have under the Older Workers Benefit Protection Act (OWBPA) and the ADEA. Although I am releasing claims that I may have under the OWBPA and the ADEA, I understand that I may challenge the knowing and voluntary nature of this Agreement under the OWBPA and the ADEA before a court, the Equal Employment Opportunity Commission (EEOC), or any other federal, state or local agency charged with the enforcement of any employment laws.

Continuing Cooperation

I acknowledge that because of my position with the Company, I may possess information that may be relevant to, or discoverable in connection with, claims, litigation, judicial, arbitral, or investigative matters and/or proceedings initiated by a private party or by a regulator, government entity, or self-regulatory organization, that relate to or arise from matters in which I was involved during my employment with the Company, or that concern matters of which I have information or knowledge (collectively a “Proceeding”). I agree that I will testify truthfully in any such Proceeding. Further, I agree to cooperate with the Company in connection with such Proceeding(s), and that my duty of cooperation shall include an obligation to meet with Company representatives and/or counsel concerning all such Proceedings for such purposes, and at such times and places, as the Company reasonably requests, and to appear for deposition and/or testimony upon the Company’s request and without a subpoena. Pursuant to this Agreement, the Company will reimburse reasonable out-of-pocket expenses that are incurred in fulfillment of this continuing cooperation obligation.

EXHIBIT 10.3
Return of Company Property; Confidentiality; General Provisions

I confirm that I have returned all confidential and proprietary information, computer hardware or software, files, papers, memoranda, correspondence, customer lists, financial data, credit cards, keys, audio and video recordings, pictures, and security access cards, and any other items of any nature which are the property of the Company. I further agree not to retain any tangible or electronic copies of any such property in my possession or under my control. To the fullest extent permitted by law, I agree:

(a) to retain in confidence any confidential information known to me concerning the Company until such information is publicly available; (b) not to discuss the terms of this Agreement or the amount of the severance benefits I receive to any person other than my immediate family members, attorneys, accountants, and tax advisors as required by appropriate taxing authorities, or as otherwise required by law; and (c) not to make, directly or indirectly, to any person or entity, including but not limited to the Company’s present, future, and/or former employees and/or clients, and/or the press, any negative, derogatory or disparaging oral, written and/or electronic statements about the Company, its products and services, or Employee’s employment with and/or separation from employment with the Company, or do anything which damages the Company or any of its products and services, reputation, good will, financial status, or business or customer relationships. I further agree not to post any such statements on the internet or any blog or social media/social networking site.

I agree that as soon as this Agreement becomes effective, I will no longer hold myself out as being presently employed by the Company, including, but not limited to, on social media. I further waive any future association, employment, contractual relationship, or any other relationship of any kind with the Company and agree not to apply to the Company for employment or a contractual relationship.

This Agreement shall be construed under the law of the state of Florida. This Agreement constitutes the entire agreement between me and the Company with respect to issues addressed in this Agreement; provided, however, if I have a Restricted Stock Unit Agreement, other equity or incentive agreement, and/or agreement regarding noncompetition or other restrictive covenants with the Company, then the confidentiality, nonsolicitation and/or noncompetition provisions of such agreement(s) shall supplement and be read together with this Agreement to give the Company the greatest protections allowed by applicable law and this Agreement shall not in any way affect, modify, or nullify: (a) my Restricted Stock Unit Agreement(s); and/or (b) any prior agreement I have entered into with the company regarding confidentiality, trade secrets, inventions, or unfair competition. I represent that I am not relying on any other agreements or oral representations not fully expressed in this Agreement. I agree that this Agreement shall not be modified or discharged except by written instrument signed by an authorized Company representative and me. The headings in this Agreement are for reference only and shall not in any way affect the meaning or interpretation of this Agreement. This Agreement shall not be construed as an admission by any released party of any liability or acts of wrongdoing. I further agree that this Agreement may be used as evidence in a subsequent proceeding in which the Company or I allege a breach of this Agreement or as a complete defense to any lawsuit. Other than this exception, I agree that this Agreement will not be introduced as evidence in any administrative proceeding or in any lawsuit. I agree that should any part of this Agreement except the release of claims be found to be void or unenforceable by a court of competent jurisdiction, that determination will not affect the remainder of this Agreement.

This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement. Each counterpart shall be deemed an original to this Agreement. Documents executed, scanned and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Agreement and all matters related thereto, with such scanned and electronic signatures having the same legal effect as original signatures.

EXHIBIT 10.3
Severability
If any provision of this Agreement is found by a court or arbitral authority of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, or enforceable only if modified, such finding shall not affect the validity of the remainder of this Agreement, which shall remain in full force and effect and continue to be binding on the Company and me.

Waiver of Jury Trial

Each of the undersigned parties to this Agreement voluntarily and irrevocably waive the right to trial by jury in any action or other proceeding brought in connection with this Agreement.

Exceptions and No Interference with Rights

I understand that this Agreement does not apply to: (a) claims for state unemployment compensation or workers’ compensation benefits; (b) claims or rights that may arise after the date that I signed this Agreement; (c) claims for reimbursement under the Company’s expense reimbursement policies; (d) any vested rights under the Company’s ERISA-covered employee benefit plans as applicable on the date I sign this Agreement, and (e) any claims that the controlling law clearly states may not be released by private agreement.

Moreover, nothing in this Agreement (including, but not limited to, the Acknowledgements, General Release, Return of Company Property, Confidentiality, and promise not to sue): (a) limits or affects my right to challenge the validity of this Agreement under the ADEA or the OWBPA, or (b) prevents me (i) from communicating with, filing a charge or complaint with, providing documents or information voluntarily or in response to a subpoena or other information request to, from participating in an investigation or proceeding conducted by the EEOC, the National Labor Relations Board (NLRB), the Securities and Exchange Commission, law enforcement, or any other federal, state or local agency charged with the enforcement of any laws, (ii) from responding to a subpoena or discovery request in court litigation or arbitration, or (iii) prevents a non-management, non-supervisory employee from engaging in protected concerted activity under §7 of the NLRA or similar state law, such as joining or forming a union, bargaining, or participating in other activity for mutual aid or protection (e.g., using or disclosing information acquired through lawful means regarding wages, hours, benefits, or other terms and conditions of employment; making truthful statements or disclosures regarding unlawful employment practices; participating in a proceeding before the NLRB or other government agency). However, by signing this Agreement I am waiving my right to recover any individual relief (including any backpay, front pay, reinstatement or other legal or equitable relief) in any charge, complaint, or lawsuit or other proceeding brought by me or on my behalf by any third party, except for any right I may have to receive a payment or award from a government agency (and not the Company) for information provided to the government agency.

Notwithstanding my confidentiality and non-disclosure obligations in this Agreement and otherwise, I understand that as provided by the Federal Defend Trade Secrets Act, I will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret made: (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

EXHIBIT 10.3
I have read this Agreement, and I understand its legal and binding effect. I am acting voluntarily, deliberately, and of my own free will in executing this Agreement. The Company has provided me with all information needed to make an informed decision to sign this Agreement, notice of and an opportunity to retain an attorney, and an opportunity to ask questions that I might have about this Agreement.

Date: August 9, 2024
Employee Signature: /s/ Stacy Bowman
Name: Stacy Bowman

Date: August 9, 2024
Chewy, Inc. Representative Signature: /s/ Debra A. Guzman
Chewy, Inc. Representative Title: Director, HR Business Partner